Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Peter J. Meier, CFO
	Phone:	(610) 359-6903
	Fax:	(610) 359-6908

ALLIANCE BANCORP, INC. OF PENNSYLVANIA REPORTS FOURTH QUARTER AND YEAR END RESULTS AND REGULAR QUARTERLY CASH DIVIDEND

Broomall, Pennsylvania.  January 23, 2013 – Alliance Bancorp, Inc. of Pennsylvania (the “Company”) (NASDAQ Global Market:  ALLB) announced today its results for the quarter and year ended December 31, 2012.  The Company also announced that its Board of Directors declared a regular quarterly cash dividend on the common stock of the Company of $.05 per share, payable on February 22, 2013 to shareholders of record at the close of business on February 8, 2013.

The Company reported net income of $435,000 or $.08 per share for the quarter ended December 31, 2012 as compared to $608,000 or $.11 per share for the quarter ended December 31, 2011.  Net interest income decreased $88,000 or 2.5% to $3.5 million while other income increased $5,000 or 2.6% to $198,000 for the quarter ended December 31, 2012 as compared to the same period in 2011.  Other expenses increased $377,000 or 13.5% to $3.2 million and the provision for loan losses decreased $175,000 to $50,000 for the quarter ended December 31, 2012 as compared to the same period in 2011.  Income tax expense amounted to $41,000 for the quarter ended December 31, 2012 as compared to $153,000 for the same period in 2011.

The decrease in net interest income was primarily due to a $265,000 or 5.9% decrease in interest income on loans and securities, which was partially offset by a decrease of $177,000 or 19.8% in interest expense on customer deposits and borrowings.  The increase in other income was primarily due to rental income from certain REO properties.  The increase in other expenses primarily resulted from $302,000 in provision for write-downs on certain REO properties and increases in salaries and employee benefits expense, which were partially offset by lower amounts of professional fees.  The decrease in the provision for loan losses in the fourth quarter of 2012 compared to the fourth quarter of 2011 was due to the recovery of $418,000 that resulted from the borrowers’ cash sale of property that secured a $3.2 million non-accrual real estate construction loan.  The decrease in income tax expense was due to a lower level of taxable income in the 2012 period.

For the year ended December 31, 2012, net income amounted to $2.5 million or $.48 per share as compared to net income of $1.1 million or $.21 per share for the year ended December 31, 2011.  Net interest income decreased $374,000 or 2.6% to $14.2 million while other income increased $1.2 million to $1.9 million for the year ended December 31, 2012 as compared to 2011.  Other expenses increased $931,000 or 8.5% to $11.9 million and the provision for loan losses decreased $2.2 million to $1.0 million for the year ended December 31, 2012 as compared to $3.2 million for 2011.  Lastly, income tax expense amounted to $659,000 for the year ended December 31, 2012 as compared to an income tax benefit of $79,000 for 2011.

The decrease in net interest income was primarily due to a $1.3 million or 6.8% decrease in interest income on loans and securities, which was partially offset by a decrease of $894,000 or 21.8% in interest expense on customer deposits and borrowings.  The increase in other income was primarily due to the gain on sale of property held for future development which amounted to $806,000, and to a lesser extent, net gains from the sale of other real estate owned which amounted to $326,000.  The increase in other expenses primarily resulted from provisions for write-downs on certain REO properties, increases in salaries and benefits expense and advertising and marketing costs which were partially offset by decreases in FDIC deposit insurance premiums, professional fees and other non-interest expense.  The decrease in the provision for loan losses during 2012 compared to 2011 was primarily due to the prior-year charge-offs of $3.7 million recorded in September 2011 on two former real estate construction loans.  The increase in income tax expense was due to a higher level of taxable income for the year ended 2012.

The Company’s total assets decreased $8.6 million or 1.8% to $460.9 million at December 31, 2012 as compared to $469.5 million at December 31, 2011.  Cash and cash equivalents increased $16.5 million or 17.2% to $112.3 million, while net loans receivable decreased $6.4 million or 2.3% to $278.9 million.  Investment and mortgage-backed securities decreased $14.7 million or 26.0% to $41.8 million at December 31, 2012.  Customer deposits decreased $5.0 million or 1.3% to $371.0 million and borrowings decreased $617,000 or 15.9% to $3.3 million at December 31, 2012.  Total stockholders’ equity amounted to $80.0 million or 17.4% of total assets as of December 31, 2012 compared to $83.0 million or 17.7% of total assets at December 31, 2012.

President and CEO Dennis D. Cirucci stated that, “In spite of the many challenges faced by community banks over the past year, we are pleased with our 2012 results especially given the progress we achieved in significantly reducing our nonperforming assets.  As of year-end, the Company has purchased 272,703 shares of our common stock representing 49.8% of the previously announced share repurchase program in January 2012.”  Mr. Cirucci further stated “We are pleased to report that the Board of Directors has approved a one-year extension of this program to continue to purchase up to 10% of its outstanding shares, or 547,433 shares of common stock through January 2014.”

Nonperforming assets decreased $9.3 million to $7.7 million or 1.67% of total assets at December 31, 2012 as compared to $17.0 million or 3.63% of total assets at December 31, 2011.  The nonperforming assets at December 31, 2012 included $5.6 million in nonperforming loans and $2.1 million in other real estate owned.  The decrease in nonperforming assets was primarily due to an $8.8 million decrease in nonperforming loans that primarily resulted from the cash sale of a $3.2 million non-performing construction loan previously mentioned and the transfer of $4.4 million of former nonperforming real estate loans to REO during the year ended December 31, 2012.  Regarding the $4.4 million in loans transferred to REO, the Company has completed a $2.7 million sale of a previously owned multi-family REO property that had a carrying value of $2.7 million in the fourth quarter of 2012.  As of December 31, 2012, nonperforming loans included $2.4 million in single-family residential real estate loans, $2.9 million in commercial real estate loans and $324,000 in student loans, which are fully guaranteed by the U.S. Government.  The allowance for loan losses amounted to $4.9 million or 87.8% of nonperforming loans at December 31, 2012 as compared to $4.0 million or 27.7% at December 31, 2011.

Alliance Bancorp, Inc. of Pennsylvania is the holding company for Alliance Bank, a Pennsylvania chartered, FDIC-insured savings bank headquartered in Broomall, Pennsylvania.  Alliance Bank operates nine full-service branch offices located in Delaware and Chester Counties, Pennsylvania.

This news release contains forward-looking statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include the words “believe,” “expect,” “anticipate,” “intend’” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties.  A number of factors – many of which are beyond the Company’s control – could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  The Company’s reports filed from time-to-time with the Securities and Exchange Commission describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company’s business and operations.  Forward-looking statements speak only as of the date they are made.  The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

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ALLIANCE BANCORP, INC. OF PENNSYLVANIA

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Interest income	$4,208	$4,473	$17,409	$18,677
Interest expense	718	895	3,210	4,104
Net interest income	3,490	3,578	14,199	14,573
Provision for loan losses	50	225	1,025	3,250
Other income	198	193	1,937	726
Other expenses	3,162	2,785	11,910	10,979
Income before tax expense (benefit)	476	761	3,201	1,070
Income tax expense (benefit)	41	153	659	(79)
Net income	$ 435	$ 608	$ 2,542	$ 1,149

Basic earnings per share	$0.08	$0.12	$0.48	$0.22

Dilutive earnings per share	$0.08	$0.11	$0.48	$0.21

UNAUDITED SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except per share data)

			At December 31,
			2012	2011
Total assets			$460,915	$469,487
Cash and cash equivalents			112,305	95,852
Investment and mortgage-backed securities			41,849	56,548
Loans receivable - net			278,876	285,297
Deposits			371,037	376,048
Borrowings			3,261	3,878
Total stockholders' equity			80,002	82,995

Shares outstanding			5,202	5,474

Tangible book value per share			$15.38	$15.16

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